Core Investor Presentation Q2 2021

2 Certain statements in this presentation are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, particularly those regarding our 2021 Financial Guidance. Such forward-looking statements are subject to numerous assumptions, risks and uncertainties that could cause actual results to differ materially from those described in those statements. Readers should carefully review the Risk Factors slide of this presentation. These forward-looking statements are based on management’s expectations or beliefs as of August 6, 2021 as well as those set forth in our Annual Report on Form 10-K filed by us on March 1, 2021 with the Securities and Exchange Commission (“SEC”) and the other reports we file from time to time with the SEC. We undertake no obligation to revise or publicly release any updates to such statements based on future information or actual results. Such forward-looking statements address the following subjects, among others: • The form, terms, timing and ability to complete the proposed Fax spin-off transaction • Future operating results • Ability to acquire businesses on acceptable terms and integrate and recognize synergies from acquired businesses • Deployment of cash and investment balances to grow the company • Subscriber growth, retention, usage levels and average revenue per account • Cloud services and digital media growth and continued demand for fax services • International growth • New products, services, features and technologies • Corporate spending including stock repurchases • Intellectual property and related licensing revenues • Liquidity and ability to repay or refinance indebtedness • Systems capacity, coverage, reliability and security • Regulatory developments and taxes All information in this presentation speaks as of August 6, 2021 and any redistribution or rebroadcast of this presentation after that date is not intended and will not be construed as updating or confirming such information. Safe Harbor for Forward-Looking Statements

3 The following factors, among others, could cause our business, prospects, financial condition, operating results and cash flows to be materially adversely affected: • Inability to sustain growth or profitability, and any related impact of U.S. or worldwide economic issues on customer acquisition, retention and usage levels, advertising spend and credit and debit card payment declines • Inability to acquire businesses on acceptable terms or successfully integrate and realize anticipated synergies • Reduced use of fax services due to increased use of email, scanning or widespread adoption of digital signatures or otherwise • Failure to offer compelling digital media content causing reduced traffic and advertising levels; loss of advertisers or reduction in advertising spend; increased prevalence or effectiveness of advertising blocking technologies; inability to monetize handheld devices and handheld traffic supplanting monetized traffic; and changes by our vendors or partners that impact our traffic or publisher audience acquisition and/or monetization • New or unanticipated costs and/or fees or tax liabilities, including those relating to federal and state income tax and indirect taxes, such as sales, value-added and telecommunications taxes • The scope and duration of the COVID-19 pandemic, actions taken by governmental authorities in response to the pandemic, and the direct and indirect impact of the pandemic on our customers, third parties and us, as well as other unforeseen global crises, such as war, strife, global health pandemics, earthquakes, or major weather events or other uncontrollable events could negatively impact our revenue and operating results • Inability to manage certain risks inherent to our business, such as fraudulent activity, system failure or a security breach; inability to manage reputational risks associated with our businesses • Competition from others with regard to price, service, content and functionality • Inadequate intellectual property (IP) protection, expiration, invalidity or loss of key patents, violations of 3rd party IP rights or inability or significant delay in monetizing IP • Inability to continue to expand our business and operations internationally • Inability to maintain required services on acceptable terms with financially stable telecom, co-location and other critical vendors; and inability to obtain telephone numbers in sufficient quantities on acceptable terms and in desired locations • Level of debt limiting availability of cash flow to reinvest in the business; inability to repay or refinance debt when due; and restrictive covenants relating to debt imposing operating and financial restrictions on business activities or plans • Inability to maintain and increase our customer base or average revenue per user • Inability to achieve business or financial results in light of burdensome telecommunications, internet, advertising, health care, consumer, privacy or other regulations, or being subject to existing regulations • Inability to adapt to technological change and diversify services and related revenues at acceptable levels of financial return • Loss of services of executive officers and other key employees • Inability to complete the proposed Fax spin-off transaction in the proposed form, terms or timing or incurrence of higher than anticipated costs or realization of fewer expected benefits of the proposed transaction • Other factors set forth in our Annual Report on Form 10-K filed by us on March 1, 2021 with the SEC and the other reports we file from time to time with the SEC Risk Factors

Overview

5 J2 Global’s Success Story Highly Recurring Revenues across Advertising and Subscription Businesses Consistent and Sustained Revenue and Earnings Growth Diversified Portfolio of Internet Brands at the Forefront of the Shift from Analog to Digital Programmatic M&A System with Proven Track Record Virtuous Cycle of Free Cash Flow Generation

$1.7b in Revenue (1) 16% CAGR $694MM in Adjusted EBITDA (1)(2) 15% CAGR 42% Adjusted EBITDA (1)(2) Margin 62% FCF / Adjusted EBITDA (1)(2) 196 Acquisitions since Inception 5.3x Spend / Adjusted EBITDA (3) 40+ Internet Information & Services Brands (1) Snapshot 6 1. Results based on LTM (July 2020 through June 2021). Compounded Annual Growth Calculation (CAGR) based on 2014-2020 2. EBITDA is defined as net income plus interest and other expense, net; income tax expense; depreciation and amortization and the items used to reconcile GAAP to Adjusted Non-GAAP EPS. Adjusted EBITDA amounts are not meant as a substitute for GAAP, but are solely for informational purposes. See slide 28 for a GAAP reconciliation 3. Results based on fiscal year 2020; for additional information, please refer to slide 29

Digital Media Our Two Segments 7 Cloud Services

8 93% of Advertising Revenue from Recurring Customers SIGNIFICANT SUBSCRIPTION MIX… …WITH HIGHLY RECURRING ADVERTISING REVENUE Total Revenue Breakdown (LTM June 2021) (1) (in millions) Recurring Advertising Dollar Spend (FY 2020) (2) $1,490 Total Revenue Highly Recurring Revenues Across Cloud Services and Digital Media 1. Revenue allocation displayed in chart excludes “Other Revenues” which represent less than 1% of J2’s total revenue 2. Indicates 93% of spend in 2020 was from customers who also spent in 2019 Subscription 55% Advertising 45% 653 Total evenue

Acquisition Strategy

10 Completed 171 acquisitions since 2008 through June 2021, representing over $3.0b of deployed acquisition capital We believe that the shift to digital is not complete: We believe in the power of our diversified portfolio: We behave like investors with operators’ advantages: Our approach to acquisitions has proven to be sustainable and a competitive advantage Acquisitions Are Core to Our Strategy • We look for opportunities where we see continued reliance on analog solutions • Business models (ads & subs) • Customers (consumers, SoHo, SMB, enterprise) • Verticals (tech, health, entertainment, shopping) • Platforms • Customers • Leadership

11 Corporate Acquire a new division (e.g., Ziff Davis, Everyday Health) • 16% of M&A since 2000 • Sponsored by J2 corporate leadership Divisional Acquire a new business unit within an existing division (e.g., IGN, Ookla, IPVanish) • 15% of M&A since 2000 • Sponsored by one of our three divisional presidents Business Unit Acquire bolt-on and tuck-in acquisitions for existing BUs (e.g., Mashable, Line2, BabyCenter) • 69% of M&A since 2000 • Sponsored by one of our Business Unit (“BU”) general managers Approximate Allocation of capital based on fiscal periods 2000-2020 Multiple Demands on Acquisition Capital

Business Update

Our Two Segments (1) 13 58% of Total Revenue 54% of Total EBITDA Contribution Digital Media FINANCIAL OVERVIEW 42% of Total Revenue 46% of Total EBITDA Contribution Cloud Services FINANCIAL OVERVIEW 1. Figures are adjusted non-GAAP and adjusted EBITDA margins are before corporate allocation. See slides 29 and 30 for a GAAP reconciliation

Digital Media Business Model

J2 GLOBAL

Display & Video Ads

~21% of J2 Revenue

31B+ page views/year
6B+ video views/year

- Ads running on O&O and affiliate sites
- Priced based on ads served
- Ad creative generally supplied by client

Performance Marketing

~20% of J2 Revenue

240MM+ clicks delivered/year
1.9MM+ leads generated/year

- Delivering "buy now" clicks from O&O sites
- Generating sales & marketing leads for enterprise vendors
- Priced based on CPC, CPL or CPA

Subscription

~13% of J2 Revenue

500K+ consumer subscriptions
200+ enterprise customers

- Consumer subscription of content and services
- Enterprise Data-as-a-Service offerings
- Recurring job posting services and ongoing IP licensing

PC PCMAG.COM | IGN | Salesify | Mosaik Solutions | MEDPAGE TODAY | HEALTH CAREERS | OOKLA | askmen | babycenter

EVERYDAY HEALTH | Mashable | Offers.com | RetailMeNot | what to expect. | Humble Bundle | PRIME | BlackFriday.com | spiceworks

All figures are as December 2020

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SoHo Subscription SMBE Subscription ~22% of J2 Revenue Customers ~2.8MM ARPU/Mo ~$9.95 • Subscription services for emerging businesses • Digital services: cloud fax, soft phone, file sync, email marketing and anti-virus • Customer acquisition mostly through online channels • Strong recurring revenues, with the majority of the revenue mix fixed ~24% of J2 Revenue Customers(1) ~230k ARR ~$1,500 • Enable secure document delivery and compliance with privacy laws like HIPAA • Fully managed & monitored backup and disaster recovery • Endpoint security and spam and email virus filtering • Customer acquisition mostly through channel and direct sales 1. SoHo Customer count is a mixture of DIDs and Customers; Fax Web or Consumer DID equating to a Customer, and Voice and Backup are Customers | All figures as of December 2020 15 Cloud Services Business Model

161. See slide 28 for a GAAP reconciliation of adjusted EBITDA for the Company Consolidated Financial Snapshot (1)

17 Adjusted EBITDA and Free Cash Flow (1)(3) 1. See slides 27 and 28 for a GAAP reconciliation of Free Cash Flow and Adjusted EBITDA 2. Figures are adjusted non-GAAP 3. Free cash flow decreased primarily due to additional tax payments during Q2 2021 in comparison to the prior comparable period in the amount of $27.6 million. In addition, the Company experienced higher collections of receivables generated in Q4 2020 in Q1 2021 in comparison to collections in Q1 2020. Accordingly, a higher portion of collection activity from the prior year was collected in Q2 2020 related to Q4 receivables in comparison to the current quarter. Also, the Company had additional capital expenditures in comparison to the prior comparable period in the amount of approximately $7.8 million.

2021 Guidance (Forward-Looking Statement) 18 J2 has raised its full-year guidance of Revenues, Adjusted EBITDA and Adjusted non-GAAP EPS (1)(2)(3) (1) Figures are adjusted non-GAAP, and exclude our B2B Backup and UK Voice businesses (2) Adjusted earnings per diluted share excludes share-based compensation, amortization of acquired intangibles and the impact of any currently anticipated items, in each case net of tax; assumed share count includes in the impact of an additional 3.0 million shares of J2 Global common stock in connection with the settlement of the 3.25% Convertible Notes (3) The Company has not reconciled the non-GAAP Business Outlook 2021 Adjusted EBITDA, Adjusted non-GAAP earnings per diluted share, and tax rate information included in this release to the most directly comparable GAAP measure because this cannot be done without unreasonable effort due to the variability with respect to forecasted revenues and costs primarily related to acquisitions and taxation, which are potential adjustments to future earnings, and the uncertainty as to when or if the B2B Backup Business will be sold. We expect the variability of forecasted revenues and costs to have a potentially unpredictable and significant impact on our future GAAP financial results

Supplemental Information

20 Q2 2021 Consolidated Financial Snapshot (1) 1 Figures are adjusted non-GAAP; See slide 31 for a reconciliation of the pro-forma adjustments for excluded assets consist of certain Voice assets in Australia and New Zealand that were sold in the third quarter of 2020, certain Voice assets in the United Kingdom that were sold in February 2021, and the certain assets of the Company’s B2B Backup business, which it expects to sell 2 See slides 26, 28-30 for a GAAP to non-GAAP reconciliation of adjusted gross profit, adjusted EBITDA and adjusted earnings per diluted share for the Company

21 Q2 2021 Financial Snapshot By Business (1) 1 Figures are adjusted non-GAAP; See slide 31 for a reconciliation of the pro-forma adjustments for excluded assets consist of certain Voice assets in Australia and New Zealand that were sold in the third quarter of 2020, certain Voice assets in the United Kingdom that were sold in February 2021, and the certain assets of the Company’s B2B Backup business, which it expects to sell 2 See slides 26, 28-30 for a GAAP to non-GAAP reconciliation of adjusted gross profit, adjusted EBITDA and adjusted earnings per diluted share for the Company

Ziff Media Group Gaming Broadband B2B Pregnancy & Parenting Consumer Professional Digital Media Segment 22 J2 Structure Cloud Fax SMB Enablement Cybersecurity Cloud Segment

Consolidated Metrics 23 1. See slide 26 for a reconciliation of non-GAAP earnings and EPS to GAAP Net Income and diluted GAAP EPS 2. See slide 27 for a definition of Free Cash Flow and reconciliation to Net Cash Provided by Operating Activities 3. See slide 28 for a definition of adjusted EBITDA and reconciliation to Net Income 4. Figures are adjusted non-GAAP

Cloud Services & Digital Media Metrics

J2 GLOBAL

Cloud Services Metrics

(in '000s)

	2019				2020				2021	
	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4	Q1	Q2
Revenue by Type										
Fixed Subscriber Revenues [1]	$124,309	$140,352	$141,832	$142,420	$141,486	$140,755	$144,525	$144,864	$144,445	$147,594
Variable Subscriber Revenues [1]	$27,481	$28,557	$29,139	$26,725	$28,262	$26,285	$25,708	$26,128	$26,842	$27,598
Subscriber Revenues	**$151,790**	**$168,909**	**$170,971**	**$169,145**	**$169,748**	**$167,039**	**$170,233**	**$170,991**	**$171,287**	**$175,192**
Other Licenses Revenue	$455	$223	$192	$151	$36	$18	$15	$380	$92	$91
Total Cloud Services Revenues	**$152,245**	**$169,132**	**$171,163**	**$169,296**	**$169,784**	**$167,058**	**$170,248**	**$171,372**	**$171,379**	**$175,283**
Revenue - DID vs Non-DID										
DID Based Revenues	$97,068	$97,379	$97,219	$96,668	$96,514	$94,988	$98,000	$97,397	$97,139	$97,376
Non-DID Based Revenues	$55,177	$71,753	$73,944	$72,628	$73,270	$72,070	$72,248	$73,974	$74,239	$77,907
Total Cloud Services Revenues	**$152,245**	**$169,132**	**$171,163**	**$169,296**	**$169,784**	**$167,058**	**$170,248**	**$171,372**	**$171,379**	**$175,283**
Cloud Services Customers [2]	**3,148**	**4,015**	**4,039**	**4,036**	**4,076**	**4,076**	**4,041**	**4,018**	**3,910**	**3,934**
Average Monthly Revenue/Customer [3]	$16.03	$14.01	$14.15	$13.96	$13.95	$13.66	$13.98	$14.14	$14.40	$14.89
Cancel Rate [4]	2.2%	2.5%	2.4%	2.4%	2.3%	2.2%	2.1%	2.4%	2.2%	1.9%

Digital Media Metrics [5]

(in '000s)

	2019 Q1	2019 Q2	2019 Q3	2019 Q4	2020 Q1	2020 Q2	2020 Q3	2020 Q4	2021 Q1	2021 Q2
Visits	1,806,992	1,618,612	1,856,953	2,259,469	2,145,142	2,359,206	2,196,539	2,390,020	2,291,154	2,115,740
Views	7,086,701	6,492,120	7,008,292	7,583,974	7,166,683	7,553,164	7,166,624	8,659,830	7,756,727	7,275,794

1. Cloud Services revenue includes IP Licensing revenue; Q3 2020 Cloud Services Revenue excludes $1.0MM in projected September revenues and $0.3MM in September EBITDA for the divested Voice ANZ asset; **all periods include the B2B Backup and UK Voice businesses**
2. Cloud Services Customers are defined as paying DIDs for Fax & Voice services and direct and resellers' accounts for other services
3. Quarterly Average Revenue per Customer is calculated using our standard convention of applying the average of the quarter's beginning and ending customer base to the total revenue of the quarter; Q2 2019 assumes NetProtect acquisition closed on March 31, instead of April 2, 2019
4. User cancel rate, also called user churn, is defined as cancellation of service by Cloud Business customers with greater than four months of continuous service (continuous service includes Cloud Business customers that are administratively cancelled and reactivated within the same calendar month). User cancel rate is calculated monthly and expressed here as an average over the three months of the quarter
5. Digital Media Traffic figures based on Google Analytics & Partner Platforms; To more accurately reflect customer activity at Ookla, we have shifted to using tests as the basis instead of Google Analytics, resulting in pro-forma adjustments to data from Q4 2019 through Q4 2020

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Return on Invested Capital (ROIC) Calculation

J2 GLOBAL

(in Millions)	Cumulative Spend [1]	Adjusted EBITDA [2][3]	Cumulative Spend / Adjusted EBITDA [3]	Free Cash Flow (FCF) [3]	Cumulative FCF [3] since 2008	Invested Equity Capital (IEC) [4]	ROIC FCF [3] / IEC [4]	IEC [4] & Net Debt [5]	ROIC FCF [3] / (IEC [4] & Net Debt [5])
2014	$920.5	$262.6	3.5x	$171.5	$945.6	$513.1	33.4%	$672.7	25.5%
2015	$1,209.1	$333.3	3.6x	$223.2	$1,168.8	$580.9	38.4%	$926.5	24.1%
2016	$1,671.8	$396.1	4.2x	$267.9	$1,436.7	$659.8	40.6%	$1,137.6	23.5%
2017	$2,052.7	$463.0	4.4x	$264.8	$1,701.5	$718.2	36.9%	$1,419.8	18.7%
2018	$2,315.2	$489.5	4.7x	$344.9	$2,046.4	$722.8	47.7%	$1,526.5	22.6%
2019	$2,742.6	$550.2	5.0x	$350.4	$2,396.8	$802.4	43.7%	$1,675.3	20.9%
2020	$3,260.7	$615.7	5.3x	$407.7	$2,804.5	$744.5	54.8%	$2,080.8	19.6%

1. Cumulative spend based on PPE, purchase of acquisitions (net of proceeds from sale of businesses), purchase of intangibles and deferred payments for acquisitions from Statement of Cash Flow; Average is the current year's ending balance and previous year's ending balance divided by two
2. Adjusted EBITDA is defined as net income plus interest and other expense, net; income tax expense; depreciation and amortization and the items used to reconcile GAAP to Adjusted Non-GAAP EPS. Adjusted EBITDA amounts are not meant as a substitute for GAAP, but are solely for informational purposes. See slide 28 for GAAP reconciliation to adjusted EBITDA
3. Figures are adjusted non-GAAP
4. Investment Equity Capital defined as Initial Equity plus GAAP Net Income less Dividends less Buybacks
5. Net Debt defined as Total Debt less Cash

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Q2 2021 Reconciliation of GAAP to Adjusted Non-GAAP Earnings & EPS (1) 26 Non-GAAP net income is GAAP net income with the following modifications: (1) elimination of share-based compensation; (2) elimination of certain acquisition related integration costs; (3) elimination of interest costs in excess of the coupon rate associated with the convertible notes and overlapping interest of senior notes prior to extinguishment; (4) elimination of amortization of patents and intangible assets that we acquired; (5) elimination of change in value on investment; (6) elimination of additional tax expense/benefit from prior years; (7) elimination of gain on sale of assets; (8) elimination of intra- entity transfers; (9) elimination of lease asset impairments and other charges; (10) elimination of Consensus spin costs; (11) elimination of goodwill impairment on business; and (12) elimination of dilutive effect of the convertible debt

GAAP Reconciliation - Free Cash Flow (1)(2)(3) 27 1. Free Cash Flow is defined as net cash provided by operating activities, less purchases of property, plant and equipment, plus excess tax benefits (deficits) from share based compensation, plus IRS settlement, plus contingent consideration. Free Cash Flow amounts are not meant as a substitute for GAAP, but are solely for informational purposes; The free cash flows in 2016, 2017, 2019, and 2020 are before the effect of payments associated with certain contingent consideration associated with recent acquisitions 2. Figures are adjusted non-GAAP 3. Free cash flow decreased primarily due to additional tax payments during Q2 2021 in comparison to the prior comparable period in the amount of $27.6 million. In addition, the Company experienced higher collections of receivables generated in Q4 2020 in Q1 2021 in comparison to collections in Q1 2020. Accordingly, a higher portion of collection activity from the prior year was collected in Q2 2020 related to Q4 receivables in comparison to the current quarter. Also, the Company had additional capital expenditures in comparison to the prior comparable period in the amount of approximately $7.8 million.

28 1. Adjusted EBITDA is defined as net income plus interest and other expense, net; income tax expense; depreciation and amortization and the items used to reconcile GAAP to Adjusted Non-GAAP EPS. Adjusted EBITDA amounts are not meant as a substitute for GAAP, but are solely for informational purposes 2. Figures are adjusted non-GAAP GAAP Reconciliation - Adjusted EBITDA (1)(2) (Figures in Millions)

29 1. Figures are adjusted non-GAAP Q2 2021 Reconciliation of GAAP to Adjusted EBITDA (1) NOTE 1: Table above excludes certain intercompany allocations Figures in Thousands Cloud Services Digital Media Corporate Total Revenues GAAP revenues 175,283$ 253,761$ -$ 429,044$ Gross profit GAAP gross profit 137,094$ 228,622$ (9)$ 365,707$ Non-GAAP adjustments: Share-based compensation 115 2 - 117 Acquisition related integration costs 32 4 - 36 Amortization 349 - - 349 Adjusted non-GAAP gross profit 137,590$ 228,628$ (9)$ 366,209$ Operating profit GAAP operating profit 63,034$ 44,106$ (12,856)$ 94,284$ Non-GAAP adjustments: Share-based compensation 1,429 1,784 3,038 6,251 Acquisition related integration costs 1,169 125 - 1,294 Amortization 10,713 37,483 45 48,241 Lease asset impairments and other charges 277 6,195 - 6,472 Consensus spin costs - - (992) (992) Adjusted non-GAAP operating profit 76,622$ 89,693$ (10,765)$ 155,550$ Depreciation 4,925 11,492 - 16,417 Adjusted EBITDA (1) 81,547$ 101,185$ (10,765)$ 171,967$

30 1. Figures are adjusted non-GAAP Q2 2020 Reconciliation of GAAP to Adjusted EBITDA (1) NOTE 1: Table above excludes certain intercompany allocations NOTE 2: Table above has been recast to remove the impact of certain expenses associated with the Corporate entity that were previously allocated to the Cloud Services and Digital Media businesses

Reconciliation of Non-GAAP to Pro-Forma (Figures in Thousands, except per share amounts) 1. Adjustments for excluded assets consist of certain Voice assets in Australia and New Zealand that were sold in the third quarter of 2020, certain Voice assets in the United Kingdom that were sold in February 2021, and the certain assets of the Company’s B2B Backup business, which it expects to sell

32 Select History of Deals (1) 1. Companies are a sample of key acquisitions; timeline based on calendar year

33 Fair businesses at great prices • Improve acquired company’s margins through “shrink to grow” • Build from the profitable core, developing new revenue streams Great businesses at fair prices • Accelerate sales and product development • Provide access to our capital • Leverage our marketing assets Clear and consistent hurdle rates • Purchase Price / Adjusted EBITDA multiple of 5x after 12-24 months • Target internal rate of return of 2-3x our cost of capital Transaction Criteria

34 Areas of Acquisition Focus Subscribers  Acquire and migrate competitor’s subscribers  Minimal infrastructure costs of migrated services Traffic  Strong traffic profiles, but under-monetized  Generate commerce, lead-gen, data and subscription revenues Platform  New service or content verticals  Future acquisitions will primarily consist of tuck-ins or bolt-ons

35 Programmatic Acquirers Significantly Outperform Indices 1. Indexed results since 2009 based on Market Cap of Serial Acquirers; through 12/31/2020 0% 200% 400% 600% 800% 1,000% 1,200% 1,400% 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 Serial Acquirers DJIA NASDAQ S&P 500